                                                                       Exhibit 23(a)

                         Amendment to Declaration of Trust
                                         of

                            Centennial Government Trust

This  amendment  to the  Declaration  of Trust  of  Centennial  Government  Trust is
executed this 9th day of February, 2001.

WHEREAS, the Trustees established Centennial Government Trust (the "Trust"), a business trust, under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto, under an Agreement and
Declaration of Trust dated August 31, 1981 as filed with the Commonwealth of
Massachusetts; and

WHEREAS, part 5, Article NINTH of the Declaration of Trust requires that amendments thereto be by an instrument in writing signed by an officer of the Trust pursuant to a majority vote of the Trustees and filed with the Commonwealth of
Massachusetts; and

WHEREAS, the Trustees now desire to amend the Declaration of Trust and such amendments and filing thereof have been approved by a majority of the Trustees.

NOW, THEREFORE,

1.    Part 7, Article NINTH of the Declaration of Trust is hereby amended as follows:

            The Trustees may, without the vote or consent of the Shareholders, amend or otherwise supplement this Declaration of Trust by executing or authorizing an officer of the Trust to execute on their behalf a
            Restated Declaration of Trust supplemental hereto, which thereafter shall for a part hereof, provided, however, that none of the following amendments shall be effective unless also approved by a favorable vote of the holders of a "majority" of the outstanding securities, as defined in the 1940 Act, or by any larger vote which may be required by applicable law in any particular case: (i) any amendment to parts 1 and
            2, Article FIFTH; (ii) any amendment to this part 7, Article NINTH;
            (iii) any amendment to Part 1, Article NINTH; and (iv) any amendment to part 4(a), Article NINTH that would change the voting rights of
                                         =
            Shareholders contained therein.  Any amendment required to be submitted to the Shareholders that, as the Trustees determine, shall affect the
            Shareholders of any class shall, with respect to the class so affected, be authorized by vote of the Shareholders of that class and no vote of
            Shareholders of a class not affected by the amendment to respect to that class shall be required.  Notwithstanding anything else herein, any amendment to Article NINTH, part 1 shall not limit the rights to indemnification or insurance provided therein with respect to action or omission or indemnities or Shareholder indemnities prior to such amendment.

2.    Part 1, Article FIFTH of the Declaration of Trust is hereby amended as follows:

            The Shareholders shall have the power to vote (i) for the election of
            Trustees, (ii) with respect to the amendment of this Declaration of
            Trust, to the extent and as provided in part 7, Article NINTH, (iii) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (iv) with respect to those matters relating to the Trust as may be required by the 1940 Act or required by law, by this Declaration of Trust, or the By-Laws of the
            Trust or any registration statement of the Trust filed with the
            Commission or any State, or as the Trustees may consider desirable.

3.    These  revisions  to the  Declaration  of  Trust  shall  become  effective  on
      February 9th, 2001.

4.    All other terms and conditions of the Declaration of Trust shall remain the same.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 9h day of February 2001.

/s/ William L. Armstrong                              /s/ Raymond J. Kalinowski
William L. Armstrong                                  Raymond J. Kalinowski
11 Carriage Lane                                44 Portland Drive
Littleton, CO  80121                                  St. Louis, MO  63131

/s/ Robert G. Avis                                    /s/ C. Howard Kast
Robert G. Avis                                  C. Howard Kast
1706 Warson Estates Drive                             2552 East Alameda  #30
St. Louis, MO  63124                                  Denver, CO  80209

/s/ George C. Bowen                                   /s/ Robert M. Kirchner
George C. Bowen                                 Robert M. Kirchner
9224 Bauer Court                                2800 S. University Blvd.  #131
Denver, CO  80210
Lone Tree, CO  80124

/s/ Edward Cameron                                    /s/ Bridget A. Macaskill
Edward Cameron                                  Bridget A. Macaskill
Spring Valley Road                                    160 East 81st Street
Morristown, NJ  07960                           New York, NY  10028

/s/ Jon S. Fossel                               /s/ F. William Marshall Jr.
Jon S. Fossel                                         F. William Marshall Jr.
187 Mead Street - Box 44                              87 Ely Road
Waccabuc, NY  10597                             Longmeadow, MA  01106

/s/ Sam Freedman                                /s/ James C. Swain
Sam Freedman                                    James C. Swain
4975 Lakeshore Drive                                  355 Adams Street
Littleton, CO  80123                                  Denver, CO  80206

ProSAI/Centennial/170/01/Exhibit23(a).doc